EXHIBIT 9.3

FORM OF STOCK PURCHASE WARRANT

THIS WARRANT AND ANY SHARES ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION OF ANY SHARES ISSUED UPON EXERCISE HEREOF MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT THE TRANSFER OF THIS WARRANT IS RESTRICTED AS SET FORTH HEREIN.

No. __XXXXX___	April,___, 2009

SAVE THE WORLD AIR, INC.
WARRANT TO PURCHASE COMMON STOCK
VOID AFTER 5:00 P.M. P.S.T. ON ____________,___, 2011

THIS CERTIFIES that, for the value received, the holder identified on the last page of this Warrant (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to 5:00 p.m. P.S.T. on the second anniversary of the date of this Warrant (the "Expiration Time"), but not thereafter, to subscribe for and purchase, from SAVE THE WORLD AIR, INC., a Nevada corporation (the "Company"), up to ____XXXX_____ shares of the Company's Common Stock (the "Shares") at a purchase price per share equal to $0.50 (the "Exercise Price").

1.           Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after the date of this Warrant  and before the Expiration Time by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the office of the Company, in Morgan Hill, California (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of an amount equal to the aggregate Exercise Price for the number of Shares thereby purchased (by cash or by check or certified bank check payable to the order of the Company in an amount equal to the purchase price of the shares thereby purchased); whereupon the Holder shall be entitled to receive a stock certificate representing the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

Upon partial exercise of this Warrant, the Holder shall be entitled to receive from the Company a new Warrant in substantially identical form for the purchase of that number of Shares as to which this Warrant shall not have been exercised. Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

2.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current fair market value at which each Share may be purchased hereunder shall be paid in cash to the Holder.

(a) For purposes of this Section 2, the fair market value of the Shares shall mean the average closing price of a share of the Company's Common Stock on a national stock exchange on which the Common Stock is listed at the time of exercise on the last business day prior to the date of exercise of this Warrant pursuant to Section l or, if the Company's Common Stock is not so listed, the fair market value of the Common Stock (without regard to the restrictions on transfer or number of Shares) as determined in good faith by the Company's Board of Directors.

3.    Charges, Taxes and Expenses. The Holder shall pay all issue and transfer taxes and other incidental expenses in respect of the issuance of certificates for Shares upon the exercise of this Warrant, and such certificates shall be issued in the name of the Holder of this Warrant.

4.    No Rights as a Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

5.    Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction of this Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, and upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver to the Holder, in lieu thereof, a new Warrant in substantially identical form and dated as of such cancellation.

6.    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the United States or the State of California, then such action may be taken or such right may be exercised on the next succeeding business.

7.    Merger, Reclassification, etc.

(a) Merger, etc. If at any time the Company proposes (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or stock issuance) that results in the transfer of fifty percent (50%) or more of the then outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company, then the Company shall give the Holder ten (10) days notice of the proposed effective date of the transaction. If, in the case of such acquisition of the Company, and the Warrant has not been exercised by the effective date of the transaction, this Warrant shall be exercisable into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such merger or acquisition to which such Holder would have been entitled if immediately prior to such acquisition or merger, it had exercised this Warrant. The provisions of this Section 7(a) shall similarly apply to successive consolidations, mergers, sales or conveyances.

(b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If the Shares are subdivided or combined into a greater or smaller number of Shares, the Exercise Price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of Shares to be outstanding immediately after such event bears to the total number of Shares outstanding immediately prior to such event.

(c) Cash Distributions. No adjustment on account of cash dividends or interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price under this Warrant.

8.    Restrictions on Transfer.

(a) Restrictions on Transfer of Shares. In no event will the Holder make a disposition of this Warrant or the Shares unless and until, if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that appropriate action necessary for compliance with the Securities Act of 1933, as amended (the "Act") relating to sale of an unregistered security has been taken. Notwithstanding the foregoing, the restrictions imposed upon the transferability of the Shares shall terminate as to any particular Share when (i) such security shall have been sold without registration in compliance with Rule 144 under the Act, or (ii) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required, or (iii) such security shall have been registered under the Act and sold by the Holder thereof in accordance with such registration.

(b) Subject to the provisions of Section 8(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment at the principal office of the Company.

(c) Restrictive Legends. The stock certificates representing the Shares and any securities of the Company issued with respect thereto shall be imprinted with legends restricting transfer except in compliance with the terms hereof and with applicable federal and state securities laws.

9. Miscellaneous.

(a) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such state.

(b) Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

(c) Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

(d) Modifications.  This Warrant may not be amended, altered or modified except by a writing signed by the Company and the Holder of this Warrant.

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IN WITNESS WHEREOF, SAVE THE WORLD AIR, INC. has caused this Warrant to be executed by its duly authorized representative dated as of the date first set forth above.

SAVE THE WORLD AIR, INC. 235 Tennant Avenue Morgan Hill, CA 95037
By: SPECIMEN
Name: Cecil Bond Kyte Title: Chief Executive Officer

NOTICE OF EXERCISE

TO:  SAVE THE WORLD AIR, INC., a Nevada corporation

(1)           The undersigned hereby elects to purchase ______________  shares of Common Stock (the "Shares") of Save the World Air, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2)    Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

_______________________________________________
(Print Name)

Address:

_______________________________________________

_______________________________________________

_______________________________________________

(3)           The undersigned confirms that he is an “accredited investor” as defined by Rule 501(a) under the Securities Act of 1933, as amended, at the time of execution of this Notice.

(4)           The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.

(5)           The undersigned accepts such Shares subject to the restrictions on transfer set forth in the attached Warrant.

Date:_________________________	___________________________________
(Signature)
___________________________________
(Print Name)